Exhibit 99.5
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                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LOGO



Press Release

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Contacts:
Media:  Terri Snow                           Financial:  Steve Hildebrand
        Executive Director -                             Chief Financial Officer
           Investor Relations                            (918) 669-2288
        (918) 669-2743


FOR IMMEDIATE RELEASE

                    Dollar Thrifty Automotive Group Announces
                     New Single Operating Company Structure

          New platform optimizes cost savings and growth opportunities


TULSA, OKLAHOMA,  December 3, 2002: Dollar Thrifty Automotive Group, Inc. (NYSE:
DTG), today unveiled a new corporate platform. Previously functioning as two separate operating companies (Dollar Rent A Car Systems, Inc. and Thrifty, Inc.), Dollar Thrifty Automotive Group will be operating as a single company while continuing to support and grow both of its two strong brands independently (Dollar Rent A Car and Thrifty Car Rental).

This change, effective January 1, 2003, transforms the company from a brand structure to a functional structure. This proactive decision will allow the company to avoid costs and realize cost savings and operating efficiencies. Additionally, the company anticipates significant opportunities for revenue growth that will be better accommodated under this new structure. Having centralized resources available for both brands, best practices can be implemented quickly and effectively into the operations. Critical elements of this new structure are:

     o    leveraging of systems, facilities and expertise;
     o    shifting Thrifty's strategy to operate U.S. locations corporately;
     o    keeping all customer touch points brand specific; and
     o maintaining each brand's principal focus on the value-conscious leisure consumer.

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DTG
page 2



This new business model combines functions such as field operations, technology systems, fleet and administrative management. This platform avoids building a duplicate infrastructure to support the expanded corporate location strategy.

The integration will be entirely seamless to customers, as both the Dollar and Thrifty brands will remain separate in the sales, marketing and franchising areas.

Joseph E. Cappy, DTG chairman and chief executive officer said, "The travel industry has been operating in a difficult environment, however, DTG has continued to achieve excellent results. Building on that success, DTG views this proactive decision to bring both its operating companies under a single structure as an opportunity to accelerate synergies between brands."

Implementation Costs of New Structure
In the fourth quarter, the company expects to record $4 million in one-time expenses to implement this new structure, impacting earnings per share by $.09. Approximately $2 million of these expenses relates to repositioning of assets and employees. The remaining $2 million relates to the write-off of assets that will not be utilized under the new operating structure. The company expects to incur additional one-time costs in 2003, however, these costs should be offset by cost savings resulting from this initiative.

One-time costs related to implementing this new structure were not included in the company's previous earnings guidance for the fourth quarter which was a range of a break-even to a $.10 loss per share and for the full year which was $1.95 to $2.05 per share. The company is not changing its earnings guidance for 2002, exclusive of these one-time implementation costs.

Conference Call
A conference call to discuss the new DTG structure will be held today, Tuesday, December 3, 2002, at 12:30 p.m. (CST). Domestic participants should call
888-455-9686 and use the pass code "Dollar Thrifty". The number for international participants is 630-395-0145. Please call in approximately 10 minutes prior to the beginning of the call. A live audio Web cast of the call will be available on the company's Web site, www.dtag.com. A replay of the conference call will be made available one hour following the conclusion of the call. To access the domestic audio replay, call 800-427-1760. The international replay number is 402-220-3031. The replay of the call, as well as an archive of the call on the company's Web site, will be available through December 17.


                                    - more -
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DTG
page 3


Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma, and has over 5,000 worldwide employees. Focused on being the low-cost provider in the car rental industry, the company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious leisure travelers in more than 70 countries. With operations at most major airports, Dollar and Thrifty have approximately 900 corporate and franchised locations in the United States and Canada.

Some  of  the  statements   contained  in  this  press  release  may  constitute
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Dollar Thrifty Automotive Group, Inc. believes such forward-looking statements are based upon reasonable assumptions, such statements are not guarantees of future performance and certain factors could cause results to differ materially from current expectations. These factors include: price and product competition; economic and competitive conditions in markets and countries where the companies' customers reside and where the companies and their franchisees operate; airline travel patterns; changes in capital availability or cost; costs and other terms related to the acquisition and disposition of automobiles; costs of conducting business and changes in structure or operations; and certain regulatory and environmental matters. Should one or more of these risks or uncertainties, among others, materialize, actual results could vary from those estimated, anticipated or projected. Dollar Thrifty Automotive Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.